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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated February 16, 2001 relating to the financial statement of Kinder Morgan Management, LLC, which appears in the previously filed registration statement on Form S-1 (Registration No. 333-55868) and is incorporated by reference in this Registration Statement. We also consent to the reference to us under the heading "Experts" in such previously filed registration statement.

/s/ PRICEWATERHOUSECOOPERS LLP
    PricewaterhouseCoopers LLP

Houston, Texas
May 14, 2001